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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-4 of Chevron Corporation of our report dated March 2, 1998, on the financial statements of Rutherford-Moran Oil Corporation and to the reference to our firm under the heading "Experts" in such proxy statement/prospectus.

     Our report refers to a change from the full cost method to the successful efforts method of accounting for oil and gas properties.

KPMG LLP
February 11, 1999